EXHIBIT 4.1
                           ST. LAURENT PAPERBOARD INC.
                           MANAGERS' STOCK OPTION PLAN



1.    PURPOSE OF THE PLAN

      The purpose of this St. Laurent Paperboard Inc. Managers' Stock Option Plan (the "Plan") is to:

      1.1 Promote a proprietary interest in St. Laurent Paperboard Inc. (the "Corporation") among its key employees and those of its existing or future subsidiaries and affiliates;

      1.2   Encourage   them  to  further  the   development  of  the
            Corporation, its subsidiaries and affiliates; and

      1.3 Attract and retain key employees necessary for the long-term success of the Corporation, its subsidiaries and affiliates.


2.    ADMINISTRATION

      The Plan shall be administered by the members of the Human Resources, Management Development and Compensation Committee of the Board of Directors of the Corporation (respectively, the "Committee" and the "Board") and is subject to the general authority of the Board. The Committee and the Board shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as they deem necessary or desirable for the administration of the Plan. All decisions and determinations of the Committee and the Board respecting the Plan shall be binding and conclusive on the Plan and its participants.


3.    ELIGIBILITY AND PARTICIPATION

      The Committee may, in its sole discretion, designate from time to time any full-time managers of the Corporation and of its subsidiaries or affiliates as participants in the Plan (the "Eligible Employees"). Initially, Eligible Employees shall be those holding the positions with the Corporation, listed in Appendix "A" to the Plan text and to form part thereof.


4.    COMPONENT OF THE PLAN

      The Plan consist in granting Eligible Employees, on an annual basis, on-going options (the "Options") described in Section 5 hereof.

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5.   OPTIONS

      5.1 Description and Number of Securities Offered Under Options. The securities which may be purchased pursuant to Options granted hereunder are common shares of the Corporation (the "Shares"). Subject to Section 8, the maximum number of shares that may be issued pursuant to the exercise of Options under this Plan shall not exceed 500,000.

      5.2 Grants of On-Going Options. The Committee shall designate from time to time the Eligible Employees (the "On-Going Optionees") to whom a grant of Options shall be made. The Committee shall determine, at its discretion, the number of Shares to be covered by each such Option and the date the grant thereof becomes effective. The number of Shares to be covered by each such Option shall not exceed in any one fiscal year of the Corporation a percentage of annual base salary of the relevant On-Going Optionee to be determined from time to time by the Committee, divided, in each case, by the exercise price of the Options as determined in Subsection 5.4, and rounded down to the nearest whole number. For the purposes of the Plan, "base salary" shall mean the annual base salary of the Eligible Employee for the applicable fiscal year at the date of grant, excluding bonuses or any other cash or non-cash benefits of any nature.

      5.3 Value of Grants. The percentage of annual base salary of Eligible Employees used to calculate the number of Options to be granted shall be based on the Eligible Employee's classification and ranking as follows:

            Class                      Percentage of base salary

              I                                0 - 60%
              II                               0 - 30%
              III                              0 - 10%

            In determining the percentage of base salary applicable to each Eligible Employee in a given Class, consideration shall be given to the individual performance rating of the Eligible Employee under the terms of the performance evaluation program of the Corporation.

      5.4 Exercise Prices. The exercise price for each Share covered by an Option shall be the weighted average price per Share at which the Shares traded on the Montreal Exchange and The Toronto Stock Exchange during the period of five consecutive trading days ending on the trading day immediately prior to the day on which the Option was granted; for such purposes, the "weighted average price" shall be determined by dividing the aggregate sale prices of all the Shares sold on such exchanges during the said five day period by the total number of Shares sold, as reported by the said exchanges.

      5.5 Option Period. Unless the Committee, in its sole discretion, decides otherwise, Options granted in any given year shall become exercisable by the Optionee at the rate of 20% per year commencing at the first anniversary after the date of the grant thereof; a further 20% shall become exercisable annually every year thereafter on the anniversary date of the date of grant; and the final 20% will become exercisable five years after the date of the grant thereof.

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            No Option,  however, may be exercised after the tenth anniversary of the grant thereof. An Optionee may on any date exercise part only or all of any Option at any time during any period that it continues to be exercisable, without prejudice to his right to exercise the balance, if any, of the Option at subsequent times during the period the Option continues to be exercisable.

      5.6 Exercise, Payment and Issue of Shares. Exercise of any Option shall be made by written notice to the Secretary of the Corporation setting forth the number of Shares with respect to which the Option is being exercised and specifying the address to which the certificate evidencing such Shares is to be delivered. Such notice shall be accompanied by a certified cheque made payable to the Corporation in the amount of the exercise price. The Corporation shall cause a certificate for the number of Shares specified in the notice to be issued in the name of the Optionee and delivered to the address specified in the notice not later than five business days following receipt of such notice and cheque.

      5.7 Termination of Employment. When an Optionee ceases to be an employee of the Corporation, a subsidiary or an affiliate thereof, the Optionee, or the Optionee's estate in the case of death, shall have the right to exercise all Options granted to the Optionee which, as granted, could be exercised on the date his employment ceased at any time within a period of twelve months after the Optionee ceased to be an employee, provided that such exercise shall be prior to the expiry of the maximum period established for the exercise of such Option. However, if the Optionee has resigned his employment or if the employment of the Optionee has been terminated by the employer for cause, the Optionee shall have no such right with respect to unexercised Options and all such unexercised Options previously granted to an Optionee shall become void immediately upon the termination of employment.


6.    QUANTITATIVE RESTRICTION

      Notwithstanding anything to the contrary herein provided: (i) the majority of Shares reserved for issuance pursuant to Options under the Plan shall not be issued to insiders of the Corporation (ii) the total number of Shares reserved for issuance pursuant to Options under the Plan and under all employee options shall not exceed 10% of the issued Shares;
      (iii) the maximun number of Shares that may be reserved for issuance to any one person pursuant to the exercise of Options granted hereunder or options under any other plans shall not exceed 5% of Shares issued and outstanding at the time of the grant; and (iv) the number of Shares which may be issued under the Plan and other share compensation plans of the Corporation in a one-year period shall not exceed (a) to insiders of the Corporation, in the aggregate, 10% of the issued Shares, or (b) to any one insider and such insider' associates, 5% of the issued Shares. For purposes hereof, the term "insiders" shall have the meaning assigned thereto under the rules of the Montreal and Toronto stock exchanges relating to share compensation arrangements.

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7.    DURATION, AMENDMENT OR TERMINATION OF PLAN

      Subject to Section 9, the Board may amend or terminate the Plan at any time but in any such event, the rights of Eligible Employees related to any granted but unexercised Options, shall be fully preserved and maintained. The Board may amend the text of the Plan to correct or rectify any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the legal counsel, the rights of the Eligible Employees and the shareholders of the Corporation are in no way prejudiced thereby.


8.    SUBDIVISION, CONSOLIDATION, CONVERSION OR RECLASSIFICATION

      In the event that the Shares are subdivided, consolidated, converted or reclassified by the Corporation, or that any other action of a similar nature affecting such Shares is taken by the Corporation, the Shares issued or issuable under this Plan shall be appropriately increased or decreased, converted or reclassified, and the total number of Shares reserved for issuance under this Plan shall be adjusted in the same manner. Such adjustment shall be made by the Committee, in its sole discretion and subject to the requirements of applicable regulatory authorities, and any determination by the Committee with respect to such adjustment shall be conclusive and binding for all purposes of the Plan.


9.    NECESSARY APPROVALS

      Any grant of Options by the Corporation and the Corporation's obligation to issue and deliver any Shares in accordance with this Plan, as well as any amendment thereto, is subject to any required approval of regulatory authorities having jurisdiction over the Shares (including any stock exchanges on which the Shares are listed).


10.   RIGHTS NON-ASSIGNABLE

      The rights of an Eligible Employee pursuant to the provisions of this Plan are non-assignable, including by way of collateral or security for any obligation of the Eligible Employee, other than in favour of the Corporation as expressly provided herein.


11.   GOVERNING LAW

      The provisions of the Plan shall be interpreted in accordance with the laws of the Province of Quebec.

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12.   MISCELLANEOUS

      12.1 The participation of an individual in the Plan is at the sole discretion of the Committee, and the provisions of the Plan, any past practices of the Committee or the Board and any rules, regulations or decisions related to the Plan by the Committee or the Board shall not be interpreted as conferring upon any such individual any rights or privileges other than those rights and privileges expressly provided hereby and expressly granted by the Committee.

      12.2 The Plan does not provide any guarantee against any loss or profit which may result from fluctuations in the market price of the Shares.


February 3, 1999